Exhibit 99.1

Global Medical REIT Announces Succession Plan

Chief Executive Officer Transition Expected in 2025

Mr. Busch to Remain on Board of Directors as Non-Executive Chairman

Lori Wittman Appointed Lead Independent Director Effective January 1, 2025.

Bethesda, MD – January 8, 2025 – (BUSINESS WIRE) – Global Medical REIT Inc. (NYSE: GMRE) (the “Company” or “GMRE”), a net-lease medical real estate investment trust (REIT) that acquires healthcare facilities and leases those facilities to physician groups and regional and national healthcare systems, today announced that as part of the Company’s succession planning efforts, the Board of Directors (the “Board”) has reached an agreement with Mr. Jeffrey Busch, Chairman of the Board of Directors and Chief Executive Officer (“CEO”) of the Company, regarding Mr. Busch’s transition from service as CEO and with anticipated continuation as a member of the Board.

Pursuant to the agreement with Mr. Busch, his service as CEO will end on the first to occur of (i) the date that a successor CEO has been appointed by the Board pursuant to the Company’s CEO succession plan or (ii) June 30, 2025 (such date that is first to occur, the “Succession Date”).

“On behalf of the Board, I would like to thank Jeff for his leadership since 2014,” said Lori Wittman, Lead Independent Director of the Company’s Board of Directors. “Under Jeff’s leadership, GMRE has pursued high-quality growth and driven the Company’s portfolio to comprise over 4.8 million square feet leased to premier healthcare providers in their markets.”

Ms. Wittman concluded, “The Board is focused on identifying a CEO successor which will result in a refreshed perspective to take the Company forward and execute on a strategy to take advantage of the opportunities ahead to deliver long-term value for our stockholders. We are confident in GMRE’s portfolio and tenants and that we have the team and infrastructure to create value for our tenants, communities and stockholders. We look forward to working with Jeff to implement a seamless CEO transition along with his continued role as non-executive Chairman of the Board.”

The Board has directed the Nominating and Corporate Governance Committee of the Board to conduct a comprehensive search process to identify a new CEO with the assistance of an executive search firm. Mr. Busch intends to stand for re-election as a director at the Company’s 2025 annual meeting of stockholders, and it is expected that he will continue to serve as non-executive Chairman of the Board following the Succession Date.

Additionally, effective as of January 1, 2025, the board has appointed Lori Wittman to serve as the Board’s lead independent director.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding the future composition of our management team are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

Investor Relations Contact:

Stephen Swett

stephen.swett@icrinc.com

203.682.8377

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